First Trust Advisors L.P.
Suite 300
1001 Warrenville Road
Lisle, Illinois  60532

January 25, 1996


Nike Securities L.P.
1001 Warrenville Road
Lisle, IL  60532

Re:  THE FIRST TRUST SPECIAL SITUATIONS TRUST, SERIES 138

Gentlemen:

     We   have  examined  the  Registration  Statement  File  No.
333-00057 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

First Trust Advisors L.P.


Carlos E. Nardo
Senior Vice President